As filed with the Securities and Exchange Commission on January 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1604305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 12069 160 S. Industrial Blvd. Calhoun, Georgia 30701 (706) 629-7721 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frank H. Boykin

Chief Financial Officer

Mohawk Industries, Inc.

160 S. Industrial Blvd.

Calhoun, Georgia 30701

(706) 629-7721

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Alexander W. Patterson

R. David Patton

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	(1)
Preferred Stock, par value $.01 per share	(1)
Debt Securities	(1)
Warrants	(1)
Purchase Contracts	(1)
Units (2)	(1)

(l)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, warrants or purchase contracts, which may or may not be separable from one another.

Prospectus

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

From time to time, we may offer to sell common stock, preferred stock (which we may issue in one or more series), debt securities (which we may issue in one or more series), warrants and purchase contracts, as well as units that include any of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “MHK”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 9, 2006.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. No person is authorized to give any information or represent anything not contained in this prospectus or any prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. We urge you to read this prospectus, any accompanying prospectus supplement and other offering material together with additional information described under the heading “Incorporation of Certain Information By Reference” on page 2.

In this prospectus, we refer to common stock, preferred stock, senior debt securities, subordinated debt securities, warrants, purchase contracts and units collectively as the “securities.” The terms “we,” “our,” “ours” and “us” refer to Mohawk Industries, Inc. and our consolidated subsidiaries, except that in the discussion of the capital stock and related matters, these terms refer solely to Mohawk Industries, Inc. and not to any of its subsidiaries.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2005 (as amended by a Quarterly Report on Form 10-Q/A filed on May 17, 2005), August 10, 2005, and November 3, 2005;

•	our Current Reports on Form 8-K filed with the SEC on July 8, 2005, November 2, 2005 (as amended on January 6, 2006), November 9, 2005, and November 16, 2005 (as amended by a Current Report on Form 8-K/A filed on November 18, 2005);

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on January 29, 1992;

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.mohawkind.com. You can also request those documents from Ms. Barbara Goetz, Corporate Secretary, at the following address:

160 South Industrial Boulevard

Calhoun, Georgia 30701

(706) 629-7721

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, warrants, purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock, including our Restated Certificate of Incorporation, as amended, and Restated Bylaws, which we refer to as our Certificate of Incorporation and Bylaws, respectively, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Certificate of Incorporation and Bylaws. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws to review all of the terms of our common stock that may be important to you.

Under our Certificate of Incorporation, we are authorized to issue a total of 150,000,000 shares of common stock, par value $0.01 per share. As of December 30, 2005, we had 67,497,284 issued and outstanding shares of our common stock held by approximately 370 stockholders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol “MHK.”

Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of such shares exclusively possess all voting power. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. In addition, the holders of shares of our common stock are entitled to participate equally in dividends when our board of directors declares dividends on our common stock out of legally available funds. In the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities. No shares of our common stock have any preemptive, redemption or conversion rights, or the benefits of any sinking fund.

DESCRIPTION OF PREFERRED STOCK

The following summary describes generally some of the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement and other offering material relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement and other offering material, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the applicable certificate of designations and the applicable prospectus supplement and other offering material to review the terms of a particular series of our preferred stock that may be important to you.

Under our Certificate of Incorporation, our board of directors is authorized to issue, without further stockholder approval, up to 60,000 shares of preferred stock, $0.01 par value per share, in one or more series. For each series of preferred stock, our board of directors may determine whether such preferred stock will have voting powers. Our board of directors may also determine the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any preferred stock we issue. Our board of directors will determine these terms by resolution adopted before we issue any shares of a series of preferred stock. As of the date of this prospectus, we have not designated or issued any series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.

The debt securities will be issued under an Indenture dated January 9, 2006, between us and SunTrust Bank, a national banking corporation associated under the laws of the State of Georgia, as trustee. We refer to the Indenture, as may be supplemented from time to time, as the “indenture.”

We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct general obligations and may be secured or unsecured.

The Indenture does not limit the amount of debt securities that we may issue. The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

We may issue debt securities from time to time in one or more series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement and other offering materials we may provide relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture.

Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Legal Ownership and Book Entry Issuance.”

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default

The following are events of default under the Indenture with respect to any series of debt securities

•	failure to pay any installment of interest on such series of debt securities when due, continued for 30 days;

•	failure to pay principal of, or premium, if any, on such series of debt securities when due;

•	failure to deposit any sinking fund payment with respect to such series of debt securities when due, continued for 30 days;

•	failure to observe or perform any other covenant or agreement in such series of debt securities or the Indenture, continued for 60 days after receipt by Mohawk of notice of such failure from the trustee or holders of at least 25% of the principal amount of such series of debt securities outstanding;

•	certain events of bankruptcy, insolvency or reorganization of Mohawk; and

•	any other event of default we may provide for that series of debt securities.

If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver” below.

If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to Mohawk for making payment due to the imposition of exchange controls or other circumstances beyond Mohawk’s control, Mohawk is entitled to satisfy its obligations to holder of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the Indenture. Any payment made under such circumstances in the U.S. Dollars where the required payment is in a currency other than U.S. Dollars will not constitute an event of default under the Indenture.

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the trustee reasonable security or indemnity. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the Indenture provides that no holder of such series of debt securities may institute any action against Mohawk under the Indenture without first complying with the conditions set forth in the Indenture.

Mohawk will furnish to the trustee an annual statement as to Mohawk’s performance of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

Modifications and amendments of the Indenture with respect to any series of debt securities outstanding may be made by Mohawk and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby

•	change the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;

•	reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the Indenture;

•	modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

•	cause any such debt security to become subordinate in right of payment to any other Debt, except to the extent provided in the terms of such security; or

•	if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein.

Mohawk and the trustee may also modify and amend the Indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive Mohawk’s compliance with certain restrictive provisions of the Indenture or such series of debt securities. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the Indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Legal Defeasance and Covenant Defeasance

The Indenture provides that Mohawk may, at its option, elect to discharge its obligations with respect to any series of debt securities (“Legal Defeasance”). If Legal Defeasance occurs, Mohawk will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the Indenture will cease to be of further effect as to such series of debt securities, except that

(1) holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

(2) Mohawk’s obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

(3) the trustee will retain its rights, powers, duties, and immunities, and Mohawk will retain its obligations in connection therewith; and

(4) other Legal Defeasance provisions of the Indenture will remain in effect.

In addition, Mohawk may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the Indenture (“Covenant Defeasance”) with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to Mohawk described under “Events of Default” will no longer constitute events of default with respect to such series of debt securities. Mohawk may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance (each, a “Defeasance”) with respect to any series of debt securities

(1) Mohawk must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid, perfected, exclusive security interest in the trust;

(2) in the case of Legal Defeasance, Mohawk must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that

(A)	Mohawk has received from, or there has been published by, the Internal Revenue Service, a ruling, or

(B)	since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Mohawk must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no default or event of default may have occurred and be continuing under the Indenture on the date of the deposit with respect to such series of debt securities; in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

(5) the Defeasance may not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which Mohawk or any of its Subsidiaries is a party or by which Mohawk or any of its Subsidiaries is bound;

(6) Mohawk must deliver to the trustee an officers’ certificate stating that the deposit was not made by Mohawk with the intent to hinder, delay or defraud any other of its creditors; and

(7) Mohawk must deliver to the trustee an officers’ certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then Mohawk’s obligations under the Indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Restrictive Covenants

We will describe restrictive covenants for any series of debt securities in the applicable prospectus supplement and other offering materials relating to such series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

Mohawk may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless

•	Mohawk is the surviving entity or, if not, the successor entity formed by such consolidation or into which Mohawk is merged or which acquires or leases Mohawk’s assets is organized and existing under the laws of any U.S. jurisdiction and expressly assumes Mohawk’s obligations with respect to the debt securities and under the Indenture;

•	no default or event of default exists or will occur immediately after giving effect to the transaction; and

•	Mohawk has delivered to the trustee the certificates and opinions required under the Indenture.

Form, Exchange and Transfer

Mohawk will issue the debt securities only in fully registered form, without interest coupons. Unless provided otherwise in the prospectus supplement and the other offering materials relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but Mohawk may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, Mohawk will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

Mohawk will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as it may prescribe, Mohawk will provide for the registration of the debt securities and registration of transfers of the debt securities. Mohawk initially will appoint the trustee at its corporate trust office as paying agent and registrar for the debt securities. Mohawk may vary or terminate the appointment of any paying agent or registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts. Mohawk will cause notice of any resignation, termination or appointment of the trustee or any paying agent or registrar, and of any change in the office through which any such agent will act, to be provided to holders of the debt securities.

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement and the other offering materials relating to a series of debt securities, debt securities will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its Direct Participants or Indirect Participants (each defined below in “Legal Ownership and Book-Entry Issuance” on page 11), including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”), which may change from time to time.

Subject to any applicable provisions specified in a prospectus supplement and the other offering materials relating to a series of debt securities, and except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for debt securities in certificated form, except in the limited circumstances described in the following paragraph.

A Global Note may be exchanged for definitive debt securities in registered, certificated form without interest coupons (“Certificated Notes”) (i) if DTC (x) notifies Mohawk that it is unwilling or unable to continue as depositary for the Global Notes and Mohawk thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) Mohawk, in its sole discretion, notifies the trustee in writing that Mohawk elects to cause the issuance of Certificated Notes or (iii) upon the request of the trustee or holders of a majority of the aggregate principal amount of outstanding debt securities if there shall have occurred and be continuing a default or an event of default with respect to the debt securities. In any such case, Mohawk will notify the trustee in writing that, upon surrender by the Direct Participants and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related debt securities.

Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct Participants or Indirect Participants (in accordance with DTC’s customary procedures).

Neither Mohawk nor the trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of debt securities, and Mohawk and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Same Day Settlement and Payment

The Indenture requires that payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest on the debt securities) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Notes. With respect to Certificated Notes, Mohawk will make all payments of principal, premium, if any, and interest by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. Mohawk expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

Governing Law

New York law governs the Indenture and will govern the debt securities.

The Trustee

SunTrust Bank is the trustee under the Indenture. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee at its corporate trust office.

The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default under the Indenture, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of Mohawk, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Mohawk or any of its affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

Affiliates of the trustee serve as agents and lenders under our new credit facilities and bridge credit facility.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information By Reference” on page 2. We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS OR UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock and/or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock and/or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) stock purchase contracts and (b) warrants. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be secured or unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The description in the applicable prospectus supplement and other offering material of any stock purchase contracts or stock purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the SEC if we offer stock purchase contracts or stock purchase units. For more information on how you can obtain copies of the applicable purchase contract agreement if we offer stock purchase contracts or stock purchase units, see “Incorporation of Certain Information By Reference” on page 2. We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The securities offered by any prospectus supplement and other offering material may be issued in whole or in part in book-entry form and represented by one or more global securities, referred to as “global securities.” Global securities will be deposited with or on behalf of a depositary, referred to as the “global security depositary,” identified in the applicable prospectus supplement and will be registered in the name of the global security depositary or its nominee. Unless and until it is exchanged for securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a global security may not be transferred except as a whole by the global security depositary to a nominee of the global security depositary or by a nominee of the global security depositary to the global security depositary or another nominee of the global security depositary or by the global security depositary or its nominee to a successor of the global security depositary or a nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or “DTC,” will act as global security depositary for any global securities. The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Mohawk nor the trustee takes any responsibility for these operations and procedures, and you are urged to contact the applicable system or its participants directly to discuss these matters.

DTC has advised Mohawk that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of participants. The Direct Participants include securities brokers and dealers (including banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream). Access to DTC’s system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the “Indirect Participants”).

DTC has advised Mohawk that, pursuant to DTC’s procedures, (i) DTC will maintain records of the ownership interests of the Direct Participants in any global securities and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in any global securities we may issue. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in any global securities.

Investors in any global securities may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depositary of Euroclear, and Citibank, N.A. is the operator and depositary of Clearstream (each a “Nominee” of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC’s records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests of, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in any global securities, including those of customers’ securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

The laws of some states in the U.S. require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global security to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a global security to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

Except as may described in any applicable prospectus supplement, owners of beneficial interests in global securities we may issue will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Under the terms of the indenture, Mohawk and the trustee will treat the persons in whose names the notes are registered (including the notes represented by global securities) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the notes. Payments in respect of the principal, premium, if any, and interest on, global securities registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither Mohawk, the trustee nor any of Mohawk’s or the trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any global security or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC has advised Mohawk that its current payment practice (for payments of principal, interest and the like) with respect to notes or similar securities is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participants’ respective ownership interests in the global securities as shown on DTC’s records. Payments by Direct Participants and Indirect Participants to the beneficial owners of such securities will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee or Mohawk. Neither Mohawk nor the trustee will be liable for any delay by DTC or its Direct Participants or indirect Participants in identifying the beneficial owners of the global securities we may issue, and Mohawk and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee as the registered owner of such global securities for all purposes.

The global securities we issue will trade in DTC’s Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold beneficial interests in the global securities through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold beneficial interests in the global securities through Euroclear or Clearstream, or the other hand, will be effected by Euroclear’s or Clearstream’s respective Nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream and within their established deadlines (Brussels time for Euroclear and UK time for Clearstream). Indirect Participants who hold beneficial interests in the global securities through Euroclear and Clearstream may not deliver instructions directly to Euroclear’s or Clearstream’s Nominee. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear’s or Clearstream’s behalf in the relevant global security in DTC and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences, the securities accounts of an Indirect Participant who holds a beneficial interest in the global securities through Euroclear or Clearstream purchasing an interest in a global security from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream, during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a global security to a DTC Participant until the European business day for Euroclear or Clearstream immediately following DTC’s settlement date.

DTC has advised Mohawk that it will take any action permitted to be taken by a holder of securities represented by a global security only at the direction of one or more Direct Participants to whose account interests in the global securities are credited and only in respect of such portion of the aggregate principal amount or other denominated amount of the security to which such Direct Participant or Direct Participants has or have given direction. However, if there is an event of default under the securities represented by the global securities, DTC reserves the right to exchange global securities (without the direction of one or more of its Direct Participants) for legended notes in certificated form and to distribute such certificated forms of such securities to its Direct Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mohawk nor the trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Mohawk believes to be reliable, but Mohawk takes no responsibility for the accuracy thereof.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2004, and the period ended October 1, 2005, are as follows:

	Year Ended December 31,					Period ended October 1, 2005
	2000	2001	2002	2003	2004
Ratio of Earnings to Fixed Charges (unaudited) (1)	6.1	7.5	5.8	6.6	7.7	7.6

(1)	Earnings are defined as the sum of earnings before income taxes, fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges are defined as interest expensed and capitalized plus interest within rent expense, which is estimated to be one-third of rent expense.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters’ counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Mohawk Industries, Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

BDO Atrio Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm, has audited the consolidated financial statements of Unilin Holding N.V. at and for the year ended December 31, 2004, as well as for the 10-month period ended October 30, 2005, as set forth in their report. We have incorporated these financial statements herein by reference in reliance on BDO Atrio Bedrijfsrevisoren Burg. CVBA’s report, given on their authority as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

	Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		300,000
Accounting fees and expenses		150,000
Printing fees		200,000
Trustee’s fees and expenses		100,000
Miscellaneous		50,000

Total (without SEC registration fee)		$800,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.	Indemnification of Directors and Officers

Article 11 of our Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provides that the provision does not eliminate or limit liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper benefit.

Section 145 of the Delaware General Corporation Law, or DGCL, permits indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article 12 of our Certificate of Incorporation provides for such indemnification.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections. Mohawk has purchased such insurance.

Section 145 of the DGCL further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Article XII of our Bylaws contains provisions regarding indemnification that parallel those described above.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement	*

4.1	See Article 4 of the Restated Certificate of Incorporation of Mohawk, as amended.	Exhibit 3.1 in Mohawk’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

4.2	See Articles 2, 6 and 9 of the Restated Bylaws of Mohawk, as amended.	Exhibit 3.2 in Mohawk’s Annual Report of Form 10-K for the fiscal year ended December 31, 2002.

4.3	Indenture, dated as of April 2, 2002, between Mohawk Industries, Inc. and Wachovia Bank, National Association, as Trustee	Exhibit 4.1 in Mohawk’s Registration Statement on Form S-4, Registration No. 333-86734, as filed April 22, 2002.

4.4	Indenture, dated as of January 9, 2006, between Mohawk Industries, Inc. and SunTrust Bank, as trustee	**

4.5	Specimen of Preferred Stock Certificate and Form of Designation of Preferred Stock.	*

4.6	Form of Note	*

4.7	Form of Warrant	*

5.1	Opinion of Alston & Bird LLP.	**

12.1	Statement regarding computation of earnings to fixed charges.	**

23.1	Consent of KPMG LLP.	**

23.2	Consent of BDO Atrio Bedrijfsrevisoren Burg CVBA	**

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of Wachovia Bank, National Association, as Trustee on Form T-1.	Exhibit 25.1 in Mohawk’s Registration Statement on Form S-4, Registration No. 333-86734, as filed April 22, 2002.

25.2	Statement of Eligibility of SunTrust Bank, as Trustee on Form T-1	**

*	To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calhoun, State of Georgia, on the 9th day of January, 2006.

MOHAWK INDUSTRIES, INC.

By:	/S/ JEFFREY S. LORBERBAUM
Jeffrey S. Lorberbaum Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Jeffrey S. Lorberbaum and Frank H. Boykin, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/S/ JEFFREY S. LORBERBAUM Jeffrey S. Lorberbaum	Chairman and Chief Executive Officer	January 9, 2006

/S/ FRANK H. BOYKIN Frank H. Boykin	Chief Financial Officer and Vice President-Finance	January 9, 2006

/S/ MICHEL S. VERMETTE Michel S. Vermette	Vice President and Corporate Controller (Chief Accounting Officer)	January 9, 2006

/S/ LEO BENATAR Leo Benatar	Director	January 9, 2006

/S/ PHYLLIS O. BONANNO Phyllis O. Bonanno	Director	January 9, 2006

/S/ BRUCE C. BRUCKMANN Bruce C. Bruckmann	Director	January 9, 2006

/S/ FRANS DE COCK Frans De Cock	Director	January 5, 2006

/S/ JOHN F. FIEDLER John F. Fiedler	Director	January 5, 2006

/S/ DAVID L. KOLB David L. Kolb	Director	January 6, 2006

/S/ LARRY W. MCCURDY Larry W. McCurdy	Director	January 9, 2006

/S/ ROBERT N. POKELWALDT Robert N. Pokelwaldt	Director	January 9, 2006

/S/ S. H. SHARPE S. H. Sharpe	Director	January 5, 2006

/S/ W. CHRISTOPHER WELLBORN W. Christopher Wellborn	Director	January 5, 2006